Exhibit 10.9

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT made as of this 1st day of December, 1995, by and among AMERICAN RIVERS OIL COMPANY, a Wyoming corporation (the "Company"), and KARLTON TERRY ("KT") (the "Executive").

     Beginning December 1, 1995 Karlton Terry shall be employed by the Company as President. This Agreement shall describe the terms and conditions under which such employment shall be undertaken.

     Pursuant to an Asset Purchase Agreement, dated October 19th, 1995, between the Company and Karlton Terry Oil Company, Karlton Terry and Jubal Terry (collectively "KTOC"), KTOC will be obtaining control of the Company.

     The Company recognizes (i) that the Executive's contribution to the growth and success of the Company will be substantial, and (ii) the Executive has experience in the management of the oil and gas business The Company desires to provide for the continued employment of the Executive by the Company and to encourage the Executive's continued attention and dedication to the Company. The Executive is willing to commit himself to serve the Company on the terms and conditions herein provided.

     In order to effect the foregoing, the Company and the Executive wish to enter into a management/employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

     2. Term.  The  employment  of the  Executive  by the Company as provided in
Section 1 will commence on the date hereof and continue for three (3) years from the date hereof, unless sooner terminated as hereinafter provided. On December 1, 1995, and on the first day of December of each year thereafter, the term of the Executive's employment shall be automatically extended an additional year unless, prior to such first day of December, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended.

     3. Position and Duties. Karlton Terry shall serve as President of the Company, his powers and duties in that capacity to be such as may be determined from time to time by the Board of Directors of the Company.

     The Company agrees to headquarter the Executive in the Denver, Colorado area except for required travel on the Company's business.

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     4. Extent of Services The  Executive  shall devote his time,  attention and energies to the business of the Company and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless prior approval therefor has been obtained from the Board of Directors of the Company. This provision shall not be construed as preventing the Executive from investing his assets in such form or manner as will minimize services on the part of the Executive in the operation of the affairs of the companies in which such investments are made.

     5. Compensation and Related Matters. The Executive's compensation, as set forth below, is to be provided by the Company.

        a. Salary. During the period of Karlton Terry's employment hereunder, the Company shall pay to Karlton Terry a salary at a rate of not less that $125,000 per annum.

     The Executive's salary shall be paid in equal installments as nearly as practicable on the 15th and the last days of each month in arrears. The Executive's salary may be increased from time to time (i) in accordance with normal business practices of the Company, (ii) based upon the Executive's performance and/or (iii) to reflect increases in the cost of living. The Executive's salary, if so increased, shall not thereafter during the term of the Agreement be decreased. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder.

        b. Expenses. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

        c. Other Benefits. The Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in, all of its employee benefit plans and arrangements in effect on the date hereof or effective concurrent herewith in which the Executive participates or plans and arrangements providing the Executive with at lease equivalent benefits thereunder (including without limitation each stock option plan, stock bonus plan, life insurance and health-and-accident plan and arrangement, medical insurance plan, disability plan and vacation plan). The Company shall not make any changes in such plans or arrangements which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other of the executives of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangements presently in effect or made available in the future shall be deemed to be in lieu of the salaries payable to the Executive pursuant to paragraph (a) of this Section. Any payments or benefits payable to the Executive hereunder in respect of any calendar year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which the Executive is so employed.

        d. Vacations. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

        e. Services Furnished. The Company shall furnish the Executive with office space and such other facilities and services as shall be suitable to the individual Executive's positions and adequate for the performance of his duties as set forth in Section 3 hereof.

     6. Disclosure of Information. The Executive recognizes and acknowledges that the operation of the Company's businesses and know how as it may exist from time to time, and the Company's trade secrets are valuable, special and unique assets of the Company's business. The Executive will not, during or after the term of his employment, disclose such information and know how or any part thereof, or any trade secrets, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by an Executive of the provisions of this paragraph, the Company shall be entitled to an injunction restraining the Executive from disclosing in whole or in part such information or any trade secrets or from rendering any services to any person, firm, corporation, association or other entity to whom such information in whole or in part has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Executive.

     7. Termination. The individual Executive's employment hereunder may be terminated only by the Company under the following circumstances:

        a. Death. The Executive's employment hereunder shall terminate upon his death.

        b. Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months, and within thirty (30) days after written Notice of Termination is given (which may occur before or after the end of such six-month periods) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder

        c. Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties, or
(B) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause; (ii) an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors of the Company, and (iii) delivery to the Executive of a Notice of Termination as defined in subsection (e) hereof from the Board of Directors of the Company finding that in the good faith opinion of such Board the Executive was guilty of conduct set forth above in clause (A) or
(B) of the preceding sentence, and specifying the particulars thereof in detail.

        d. Termination by the Executive. The Executive may terminate his employment hereunder (i) for Good Reason or (ii) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect.

     For purposes of this Agreement, "Good Reason" shall mean (A) a change in control of the Company (as defined below) which is not approved by a majority of the shares of the Company owned by the Executives, (B) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten days after notice of such noncompliance has been given by the Executive to the Company as the case may be, or (C) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (e) hereof (and for purposes of this Agreement no such purported termination shall be effective).

     For purposes of this Agreement, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of schedule 14A of Regulation 14A promulgated under the securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the date hereof is a director or officer of the Company of any "person" who on the date hereof is a director or officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% of more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

        e. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) above) shall be communicated by written Notice of Termination to the other parties hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

        f. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30 days period),
(iii) if the Executive's employment is terminated pursuant to subsection (e) above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     8. Compensation Upon Termination or During Disability.

        a. If the Executive is unable to perform his services by reason of illness or incapacity for a period of more than six months, the compensation otherwise payable to him during the continued period of such illness or incapacity shall be reduced by the amount of any insurance benefits provided by the Company. The Company may terminate this Agreement at any time after the Executive shall be absent from his employment for whatever cause, for a continuous period of more than six months and all obligations of the Company and shareholders hereunder shall cease upon such termination.

        b. If the Executive's employment is terminated by his death, the Company shall pay to the Executive's spouse, or if he leaves no spouse, to his estate, commencing on the next succeeding day which is the 15th day or last day of the month, as the case may be, and semi-monthly thereafter on the 15th and last days of each month, until a total of 6 payments have been made, an amount on each payment date equal to the semi-monthly salary payment payable to the Executive pursuant to Section 5 (a) hereof at the time of his death.

        c. If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

        d. If (A) in breach of this Agreement, the Company shall terminate an Executive's employment other than pursuant to Section 7(b) or 7(c) hereof (it being understood that a purported termination pursuant to Section 7(b) or 7(c) hereof which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (B) the Executive shall terminate his employment for Good Reason, then

            (i) the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

            (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Executive an amount equal to the product of (A) the Executive's annual salary rate in effect as of the Date of Termination, multiplied by (B) the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number one, such payments to be made in a lump sum on or before the 5th day following the Date of Termination.

            (iii) if termination of the Executive's employment arises out of a breach by the Company of this Agreement, the Company shall pay all other damages to which the Executive may be entitled as a result of such breach, including damages for any and all loss of benefits to the Executive under the Company's employee benefit plans which the Executive would have received if the Company had not breached this Agreement and had the Executive's employment continued for the full term provided in Section 2 hereof, and including all legal fees and expenses incurred by him as a result of such termination.

        e. If the Executive shall terminate his employment  under clause (ii) of
Section 7(d) hereof, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given together with such reasonable severance payment, if any, or the Company's Board of Directors may determine.

        f. Unless the Executive is terminated for Cause, the Company shall maintain in full force and effect, for the continued benefit of the Executive for the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number three, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

        g. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise.

     9. Successors: Binding Agreement.

        a. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure by the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of the Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in the Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

        b. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If an Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

     10. Notice. For purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company, and the Executive at the following addresses:


            (i) If to the Company:

                Karlton Terry, President
                American Rivers Oil Co.
                700 E. 9th Ave., #106
                Denver, CO 80203

            (ii) If to the Executive

                 Karlton Terry
                 American Rivers Oil Co.
                 700 E. 9th Ave., #106
                 Denver, CO 80203

Any party to this Agreement may change the address for giving notices by written notice to the other party in conformity with the foregoing, except that notices of change of address shall be effective only upon receipt.

     11. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executives and such officers as may be specifically designated by the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same ar at any prior or subsequent time. No agreements or presentations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Colorado.

     12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     13.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

     14. Governing Law. This interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Colorado.

     15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Denver, Colorado, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                     AMERICAN RIVERS OIL COMPANY

                                     By  /s/  JUBAL S. TERRY
                                         ---------------------------------------
                                         Jubal S. Terry


                                     By  /s/  KARLTON TERRY
                                         ---------------------------------------
                                          Karlton Terry